Exhibit 99.1

Bank of Asheville

is pleased to announce

Randall C. Hall

has been appointed President, Chief Executive Officer and Director

Darryl J. Hart

has been appointed Chairman of the Board

David N. Wilcox

has been appointed Vice Chairman of the Board

They also will serve in the same capacities for

the bank’s parent company,

Weststar Financial Services Corporation (OTC BB: WFSC)